UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2010

UPSNAP, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	0-50560	20-0118697
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2920 9th Avenue North Lethbridge, Alberta, Canada T1H 5E4
(Address of principal executive offices)

Registrant’s telephone number, including area code: (403) 382-9667

____________________________________________
(Former name or former address, if changed since last report)

This Current Report on Form 8-K is filed by UpSnap, Inc., a Nevada corporation (the “Registrant”), in connection with the matters described herein.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

The Registrant reports that Richard A. von Gnechten has decided to resign from the board of directors of the Registrant effective February 10, 2010.  This action was taken for personal reasons and there were no disagreements with the Registrant.  Mr. von Gnechten will continue to be an advisor to the Registrant and be engaged as contract CFO.

The Registrant does not have any immediate plans to fill this vacancy, but will do so when an appropriate candidate has been identified.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UPSNAP, INC.

Date: February 12, 2010	By:	/s/ Peter Van Hierden
Peter Van Hierden
Chairman and CEO

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